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                                                                    EXHIBIT 10.5
                                                       CONFIDENTIAL TREATMENT(1)

                     FIBER LEASE AND INNERDUCT USE AGREEMENT

        This AGREEMENT ("Agreement") is made and entered into as of the 23rd day of February, 1998, by and between Metromedia Fiber Network, Inc., a Delaware corporation ("MFN") and NEXTLINK Communications, Inc. ("NEXTLINK"), a Washington corporation (either MFN or NEXTLINK being referred to in this Agreement as a "Party," and collectively as the "Parties").

        WHEREAS MFN constructs and maintains a fiber optic cable network and desires to provide NEXTLINK with long term exclusive use of a portion of this network subject to the terms and conditions of this Agreement;

        WHEREAS NEXTLINK desires to acquire certain long term rights to use portions of the MFN System as described herein, subject to the terms and conditions of this Agreement; and

        WHEREAS NEXTLINK and MFN are increasing the fiber count in NEXTLINK's network under the New York Fiber Agreement (as defined below);

        NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, the Parties agree as follows.

        ARTICLE I     DEFINITIONS

        For purposes of this Agreement, words spelled with initial capital letters (other than proper names, section headings, and the beginnings of sentences) shall have the defined meanings set forth in the applicable provisions of this Agreement or in this Article I.


 "MFN System" shall mean the fiber optic network controlled and operated by MFN as described in Exhibit A.

"New York Fiber Agreement" means the Fiber Optic Use Agreement between MFN and NEXTLINK New York, L.L.C., dated June 3, 1997.

"NEXTLINK Fibers" shall mean the fibers leased by NEXTLINK from MFN pursuant to this Agreement, as described in Exhibit A hereto and more fully defined in Sections 2.1 and 2.2 herein.

"Pro Rata" shall mean the percentage of the total count of optical fiber strands and other cables within conduit under the control of MFN that is represented by the NEXTLINK Fibers.

--------
(1) Redacted portions have been marked with asterisks (***). The redacted portions are subject to a request for confidential treatment that has been filed separately with the Securities and Exchange Commission.

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        ARTICLE II    TERM AND LEASE

               2.1 Lease of Fibers. MFN hereby grants to NEXTLINK a lease of the exclusive use of *** fiber-miles of optical fiber, configured as described in Exhibit A to this Agreement as of the date of this Agreement and as Exhibit A may be amended after the date of this Agreement with the agreement of the Parties and pursuant to Section 2.2, for a Term commencing on the Acceptance Date for the first segment of NEXTLINK Fibers accepted by NEXTLINK in accordance with the Acceptance Testing procedures set forth in Section 2.7 ("Acceptance") and terminating twenty years after the Acceptance Date for the last segment of NEXTLINK Fibers (the "Term"). MFN shall deliver the NEXTLINK Fibers to NEXTLINK in logical segments as set forth on Exhibit A. This lease shall provide NEXTLINK with quiet enjoyment of the NEXTLINK Fibers for the Term. If MFN, in its sole discretion, extends or renews any underlying right-of-way relating to the NEXTLINK Fibers beyond the Term, NEXTLINK shall have the right to extend the Term of the fiber lease for a term corresponding to such extension or renewal (up to two additional ten-year periods), upon notice to MFN not less than 180 days prior to the expiration of the then-current term. The consideration payable for any extensions of the Term shall be as stated in Section 3.1. MFN shall promptly notify NEXTLINK of the expiration dates for rights-of-way relevant to this Agreement. In the event that NEXTLINK desires to extend the fiber lease, it shall give notice to MFN no sooner than two years, and no later than one year, prior to the expiration of the Term (the "Extension Notice"). Within 60 days after the date of the Extension Notice MFN shall give notice to NEXTLINK advising NEXTLINK whether or not it intends to renew any relevant rights-of-way. If MFN does not intend to extend or renew such right-of-way, NEXTLINK shall have the right to negotiate directly with the holder of any right-of-way for a new right-of-way. If MFN elects not to renew or extend a right-of-way and intends to abandon the use of the NEXTLINK Fibers in such right-of-way, MFN shall, upon NEXTLINK's request, convey title to such NEXTLINK Fibers to NEXTLINK in exchange for a payment of $100.00 by NEXTLINK.

               2.2 Description of NEXTLINK Fibers. Exhibit A in the form attached to this Agreement on the date of this Agreement identifies the type of fiber and configuration for fiber miles to be leased by NEXTLINK. Exhibit A also states MFN's anticipated construction schedule for the NEXTLINK Fibers. For a period of 90 days after the date of this Agreement, NEXTLINK shall have the right (with the consent of MFN, which shall not be unreasonably withheld or delayed by MFN) to change the fiber count for particular segments as designated on Exhibit A as long as the total fiber miles to be changed does not exceed 25% of the total fiber miles to be leased pursuant to Section 2.1. MFN shall use commercially reasonable efforts to deliver the NEXTLINK Fibers to NEXTLINK on the schedule set forth in Exhibit A. NEXTLINK acknowledges, however, that MFN does not guarantee delivery of the NEXTLINK Fibers to NEXTLINK on the dates set forth on such schedule.

               2.3 Long-Haul Innerduct. MFN hereby grants to NEXTLINK an exclusive, indefeasible right of use ("IRU"), for a single, one and one-quarter inch (1-1/4") vacant innerduct (the "Long-Haul Innerduct") throughout the entire route described on Exhibit B-4 (the "Long-Haul Route") for a term ending (with respect to any particular segment) with the expiration of the underlying right-of-way for that segment (or, in the case of right-of-way held by Consolidated

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Rail Corporation, a term ending with the expiration of the first ten-year
"Extension Term" under MFN's agreement with Consolidated Rail Corporation). This IRU shall commence upon NEXTLINK's Acceptance of the Long-Haul Innerduct. This IRU shall provide NEXTLINK with quiet enjoyment of the Long-Haul Innerduct for the term ending as stated above in Section 2.3. NEXTLINK shall have the right to extend the term for this IRU for a term ending with the expiration of the underlying right-of-way for any particular segment, if renewed or extended by MFN in its discretion from time to time, at no additional consideration other than for maintenance charges and MFN's incremental share of right-of-way fees as stated in Section 3.2. The Long-Haul Innerduct shall meet the specifications stated on Exhibit B and shall include fiber-drop or splice points at locations shown on Exhibit B or otherwise agreed upon by the Parties. MFN shall deliver to NEXTLINK such evidence of the grant of the IRU for the Long-Haul Innerduct (on the terms stated in this Agreement) as NEXTLINK may reasonably request upon Acceptance of the Long-Haul Innerduct by NEXTLINK. The Long-Haul Innerduct shall be completed and made available for delivery to NEXTLINK in the logical sequences shown on Exhibit B, no later than the dates set forth on Exhibit C. MFN shall grant this IRU for segments of the Long-Haul Innerduct as such segments are completed rather than waiting for completion of the entire Long-Haul Innerduct. NEXTLINK shall, not later than the next business day after NEXTLINK's Acceptance of any segment of the Long-Haul Innerduct, instruct the Escrow Agent (as defined below) to release funds from escrow calculated at the rate of $*** per mile of Long-Haul Innerduct. Together with the IRU for the Long-Haul Innerduct, MFN shall use commercially reasonable efforts to grant NEXTLINK either a lease or IRU for innerduct from MFN's Jersey City, New Jersey point of presence to MFN's New York, New York point of presence at 60 Hudson Street, as further described on Exhibit B for the term of the IRU set forth in this paragraph. If MFN is unable to grant such lease or IRU, MFN shall grant NEXTLINK a lease of fibers from Jersey City, New Jersey to New York, New York. The lease of fibers in this segment from Jersey City to New York shall include the same number of fiber strands that are installed for NEXTLINK's use in the adjoining portions of the Long-Haul Innerduct. NEXTLINK shall directly pay for the fibers to be installed in the Jersey City to New York segment, or reimburse MFN for MFN's cost to purchase the fibers, and NEXTLINK shall also pay directly, or reimburse MFN for, MFN's cost to install the fibers. These fiber miles do not reduce the fiber miles to be leased by NEXTLINK under Section 2.1.

               The grant of the IRU described in this Section 2.3 is subject to
(i) MFN's receipt of any necessary consents of holders of underlying rights-of-way required for such IRU , (ii) NEXTLINK entering into such agreement as the holder of the underlying right-of-way may reasonably request, and (iii) to NEXTLINK's approval of the amount of right-of-way fees or other fees to be incurred by NEXTLINK with respect to the Long-Haul Innerduct and of the terms of all rights-of-way applicable to the Long-Haul Innerduct. The Parties shall cooperate in good faith, using their respective commercially reasonable efforts, to obtain the necessary consents or agreements from holders of underlying rights-of-way. If such consents have not been obtained within one year after the date of this Agreement, or if NEXTLINK has not approved the amount of the right-of-way fees or other fees to be incurred by NEXTLINK and the terms of all rights of way applicable to the Long-Haul Innerduct within one year after the date of this Agreement, then either Party may, by written notice to the other Party, terminate the Parties' Agreement for the IRU under this Section 2.3. Upon such termination, NEXTLINK shall have

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the right to select one of the following options, which shall be determined by
NEXTLINK as soon as practical after such termination: (a) NEXTLINK may elect to terminate the portion of this Agreement relating to the grant of the IRU pursuant to this Section 2.3 and pay MFN an additional $4,000,000 in consideration of the fiber lease described in Section 2.1, by deposit into escrow under the Escrow Agreement (as defined below), which $4,000,000 shall be disbursed over time upon Acceptance of segments of the NEXTLINK Fibers, in proportion to the number of fiber miles in such segment compared with the then-remaining number of fiber miles of NEXTLINK Fibers yet to be delivered; or
(b) if MFN is permitted to pull additional fiber in the Long-Haul Route, NEXTLINK may (to the extent MFN is permitted to do so under applicable right-of-way agreements) require MFN to grant NEXTLINK a lease or IRU for the number of strands requested by NEXTLINK, up to a maximum of 432 strands of fiber throughout the Long-Haul Route for a one-time payment of $*** per fiber mile that is subject to such lease or IRU (less all amounts released to MFN from escrow, and the down payment made by NEXTLINK, with respect to the Long-Haul Innerduct), or (c) if MFN is not permitted to pull additional fiber in the Long-Haul Route, NEXTLINK may require MFN to lease to NEXTLINK up to 96 strands of fiber for a one-time lease payment of $*** per fiber mile (less all amounts released to MFN from escrow, and the down payment made by NEXTLINK, with respect to the Long-Haul Innerduct). The lease or IRU granted under clause (b) and the lease granted under clause (c) shall expire on expiration of the IRU for the Long-Haul Innerduct.

               2.4 Additional Innerduct. In the event MFN owns innerduct or the equivalent in any portion of the route of the NEXTLINK Fibers, and MFN elects to offer such innerduct or equivalent to NEXTLINK, such election to be in MFN's sole discretion, and if NEXTLINK elects to accept such offer, such election to be in NEXTLINK's sole discretion, MFN shall grant NEXTLINK a 20-year IRU for an additional single, one and one-quarter inch (1-1/4") vacant innerduct (the "Additional Innerduct"), or equivalent raceway space, in the route agreed to in writing by the Parties. MFN shall deliver to NEXTLINK such evidence of the grant of the IRU for the Additional Innerduct (on the terms stated in this Agreement) as NEXTLINK may reasonably request upon Acceptance of the Additional Innerduct by NEXTLINK. The Additional Innerduct shall meet the specifications stated in Exhibit B with respect to the type, quality and other specifications. NEXTLINK shall have the right to extend the Term for this IRU for a term ending with the expiration of the underlying right-of-way for any particular segment, as renewed or extended by MFN from time to time, at no additional consideration other than for maintenance charges and incremental share of right-of-way fees as stated in
Section 3.3.

               2.5 Installation of Fiber in Long-Haul Innerduct. NEXTLINK shall give MFN not less than ninety days written notice prior to the date NEXTLINK desires to have installation of fiber in the Long-Haul Innerduct commence. NEXTLINK shall select a contractor from a list of contractors approved by MFN to install such fiber. At NEXTLINK's option, NEXTLINK may require such contractors to participate in a competitive-bid process prior to selection of the contractor. NEXTLINK shall pay the cost charged by such contractor for the installation. MFN shall have the right to manage and supervise the installation. NEXTLINK shall reimburse MFN for MFN's reasonable costs for time spent in such management and supervision, as set forth in invoice from MFN to NEXTLINK showing in reasonable detail the time spent by MFN personnel. NEXTLINK's notice regarding the installation shall designate the number of strands

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that NEXTLINK intends to have installed in such Long-Haul Innerduct. By written notice to NEXTLINK within thirty days after such notice from NEXTLINK, MFN may exercise its option to require NEXTLINK to lease to MFN fiber in one or more segments of the Long-Haul Innerduct as stated in this Section 2.5. If MFN fails to provide such notice to NEXTLINK, MFN shall have no right to require NEXTLINK to lease to MFN fibers in any innerduct. NEXTLINK shall, at MFN's request, include in the single bundle of fibers installed in such innerduct a minimum of 96 additional strands of fiber. Subject to the foregoing, if NEXTLINK has fewer 336 fibers installed in such Long-Haul Innerduct, MFN shall have the right to increase the number of strands to be installed for MFN by NEXTLINK above 96 such that a total of up to 432 strands will be installed in the Long-Haul Innerduct. NEXTLINK shall lease such fibers to MFN for a period equal to the remaining term on NEXTLINK's IRU for the Long-Haul Innerduct (as extended or renewed) with no lease payment due from MFN to NEXTLINK. The lease shall commence on delivery of the fiber strands to MFN.

               2.6 Collocation. The Parties shall consult and negotiate with each other with respect to collocation space, regeneration sites and the like, including possible swaps of collocation space and regeneration sites. Any agreement between the Parties with respect thereto shall be in writing and shall state the pricing terms.

               2.7 Splicing; Acceptance Testing. MFN shall, at NEXTLINK's request, provide such services as shall be necessary to connect the NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct and spurs, laterals, subrings and other network assets (including regeneration equipment) on and after the Acceptance Date at splice points and other appropriate points identified on Exhibits A and B, and also as requested by NEXTLINK at other technically feasible locations, with the consent of MFN, which consent shall not be unreasonably withheld or delayed by MFN. NEXTLINK shall have the right to supervise such work, at NEXTLINK's expense. NEXTLINK shall reimburse MFN for MFN's reasonable costs in performing such services.

                      (a) MFN shall test all NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct in accordance with the specifications stated in the Exhibits to this Agreement ("Acceptance Testing") to verify that such the NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct are installed in compliance with the specifications described in the applicable Exhibits. Acceptance Testing shall progress span by span along each segment as cable splicing or other installation progresses, so that test results may be reviewed in a timely manner. Where practical, MFN shall provide NEXTLINK at least ten
(10) business days advance notice, but in any case at least five (5) business days advance notice, of the date and time of each Acceptance Testing (each of which shall take place during normal business hours where practical) such that NEXTLINK shall have the right, but not the obligation, to have a person or persons present to observe MFN's Acceptance Testing. When MFN has determined that the results of the Acceptance Testing with respect to a particular span show that the NEXTLINK Fibers, Long-Haul Innerduct or Additional Innerduct so tested are installed and in compliance with the applicable specifications set forth in the Exhibits to this Agreement, MFN shall promptly provide NEXTLINK with a copy of such test results.

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                      (b) When MFN reasonably determines the NEXTLINK Fibers,
Long-Haul Innerduct or Additional Innerduct with respect to an entire segment are installed substantially in conformity with the applicable specifications set forth in the Exhibits to this Agreement, MFN shall promptly provide written notice of completion to NEXTLINK (a "Completion Notice"). NEXTLINK shall, within fourteen (14) days of receipt of the Completion Notice, either reject the Completion Notice specifying the defect or failure in such Acceptance Testing or give MFN written notice of acceptance of such Acceptance Testing (the period from the date of NEXTLINK's receipt of the Completion Notice to the date of MFN's receipt of NEXTLINK's notice of rejection or Acceptance being referred to herein as the "Review Period"). In the event NEXTLINK rejects the Completion Notice, MFN shall promptly, and not later than fourteen (14) days after receipt of NEXTLINK's notice of rejection, and at no cost to NEXTLINK, commence to remedy the defect or failure. Thereafter, upon completion of the remediation of the defect or failure, MFN shall again give NEXTLINK a Completion Notice. The foregoing procedure shall apply again and successively thereafter for a total of two attempts to remedy the defect or failure. If MFN fails to adequately remedy or cure the defect or failure after two attempts, NEXTLINK shall have the right to proceed promptly and in an economically efficient manner for a period of up to thirty days to cure such defects or failures at MFN's cost and expense, which shall be paid by MFN to NEXTLINK upon demand, or at the election of NEXTLINK offset from any payment by NEXTLINK to MFN under this Agreement. No acceptance of, or failure by NEXTLINK to reject, the Completion Notice shall be deemed to be a waiver of any rights or remedies of NEXTLINK under this Agreement; provided that NEXTLINK's use of the fiber or Innerduct in question (other than in connection with testing) and any failure by NEXTLINK to timely reject as set forth above shall be deemed Acceptance for purposes of this Agreement. The date when NEXTLINK accepts or is deemed to have accepted a Completion Notice or cures such defects at MFN'S cost and expense as provided above with respect to any portion of the NEXTLINK Fibers is herein defined as the "Acceptance Date." Not later than the business day following the Acceptance Date, NEXTLINK shall cause the Escrow Agent to release from escrow a portion of the funds held by the Escrow Agent under the Escrow Agreement, in the amount designated by the Parties in the applicable Exhibits corresponding to the segment being accepted by NEXTLINK.

               2.8 Removal on Termination. Upon the expiration of the fiber lease and IRUs provided to NEXTLINK in this Agreement, or any earlier termination of this Agreement, NEXTLINK shall exercise commercially reasonable efforts to remove all NEXTLINK property from the MFN System and reroute NEXTLINK's traffic within sixty (60) days from such expiration or termination and shall complete such removal in a manner that does not interfere with or damage the MFN System. In the event that NEXTLINK fails to remove its property within such period, MFN may remove and store the NEXTLINK property at NEXTLINK's expense.

               2.9 Construction Standards. All construction required for performance by MFN of its obligations under this Agreement shall be performed in accordance with the terms stated in any Exhibit to this Agreement and in accordance with industry standards.

               2.10 Cooperation in Planning. The Parties shall cooperate in good faith in

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planning the design and construction of the NEXTLINK Fibers, the Long-Haul
Innerduct and the Additional Innerduct. Not less frequently than once every six months, NEXTLINK and MFN shall meet to evaluate MFN's construction plans and network design and to consider NEXTLINK's comments and requests for modifications. Except as may be requested to comply with the applicable specifications stated in this Agreement or an Exhibit to this Agreement, MFN shall not have any obligation to make modifications requested by NEXTLINK. MFN shall promptly notify NEXTLINK of any material deviation from the route design previously proposed by MFN for any particular segments and NEXTLINK shall have the right to withdraw from participation in the affected portion of the route and the right to designate (in a commercially reasonable manner) replacement fibers in technically feasible locations. To the extent technically feasible and commercially reasonable, however, MFN shall add additional splice points and make other changes requested by NEXTLINK (at NEXTLINK's expense), provided that NEXTLINK responds with such requests within the time periods reasonably determined from time to time by MFN (and given to NEXTLINK in writing) based on MFN's construction schedule.

               2.11 Increase in New York Fibers. As part of the consideration NEXTLINK is receiving under this Agreement, MFN shall increase the fiber count for the "Leased Fibers" as defined in the New York Fiber Agreement by the number of fiber miles equivalent to the number of fiber miles required to increase the fiber count for such "Leased Fibers" to *** fibers in all segments of such "Leased Fibers." The specific fiber counts by segment shall be as stated by NEXTLINK in a written request to MFN within 90 days after the date of this Agreement, with the consent of MFN (which shall not be unreasonably withheld or delayed by MFN). This Section 2.11 shall not obligate MFN to install these additional strands of fiber in any particular location unless MFN is obligated to lease to NEXTLINK fiber at that location under the New York Fiber Agreement. No additional payment shall be due from NEXTLINK under this Agreement or the New York Fiber Agreement as a result of such increase in the fiber count for such Leased Fibers. Such increase in fiber count shall not reduce the fiber-miles NEXTLINK is entitled to lease under Section 2.1 of this Agreement.

               2.12 NEXTLINK and MFN agree that the lease to MFN contemplated under Section 2.5 and the provision of additional fiber to NEXTLINK contemplated under Section 2.11 are of equivalent value and are valued at Four Million Four Hundred Thousand Dollars ($4,400,000).

        ARTICLE III   TERMS OF PAYMENT

               3.1 Fiber Lease Payment. In consideration of the lease of fibers set forth in Section 2.1, NEXTLINK shall pay MFN a one-time lease payment of $***. This lease payment shall be paid as follows: on the third business day following the execution of this Agreement by both parties, NEXTLINK shall pay the sum of $*** by wire transfer directly to MFN. Within five days after the execution by the Parties and the Escrow Agent (as defined in Section 3.4) of the Escrow Agreement (as defined in Section 3.4) NEXTLINK shall pay the balance of $*** by wire transfer to the Escrow Agent identified in Section 3.4 below. The funds in escrow shall be released from escrow as segments of the NEXTLINK Fibers are accepted by NEXTLINK. If

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the Term is extended as provided in Section 2.1, the lease payment for such extended term shall be determined at a rate equal to 35% of the fair market value of the fiber lease at the commencement of each extension, plus payment of MFN's maintenance charges at market rates and increases in right-of-way fees. No monthly charges or other recurring charges shall be due from NEXTLINK in connection with the lease or maintenance of the NEXTLINK Fibers (except for maintenance required (i) at NEXTLINK's request, but not required for compliance with the specifications stated in this Exhibits to this Agreement, or (ii) as a result of NEXTLINK's acts or omissions.

               3.2 Long-Haul Innerduct Payment. In consideration of the grant of the IRU for the Long-Haul Innerduct set forth in Section 2.3, NEXTLINK shall pay MFN a one-time payment of $***. This payment shall be made as follows: on the third business day following the execution of this Agreement by both parties, NEXTLINK shall pay the sum $*** by wire transfer directly to MFN. Within five days after the execution of the Escrow Agreement by the Parties and the Escrow Agent, NEXTLINK shall pay the balance of $*** by wire transfer to the Escrow Agent identified in Section 3.4 below. NEXTLINK shall instruct the Escrow Agent to release $*** (in increments of $*** with respect to the CSX right-of-way and $*** with respect to the Conrail right-of-way) to MFN promptly after MFN obtains any necessary consents of holders of rights-of-way under Section 2.3, and NEXTLINK has approved the amount of right-of-way fees or other fees to be incurred by NEXTLINK with respect to the Long-Haul Innerduct and NEXTLINK has approved the terms of all right-of-way agreements NEXTLINK is required to enter into with respect to the Long-Haul Innerduct and the terms of any consent given by any holder of such right-of-way. The balance of the funds in escrow shall be released from escrow as segments of the Long-Haul Innerduct are accepted by NEXTLINK. No monthly charges or other recurring charges shall be due from NEXTLINK in connection with the IRU for the Long-Haul Innerduct. NEXTLINK shall be responsible for payment of maintenance costs with respect to such Long-Haul Innerduct, by hiring MFN to maintain such Long-Haul Innerduct and paying MFN's reasonable charges for such maintenance. For a period of two years after NEXTLINK's Acceptance of the Long-Haul Innerduct, such maintenance charges shall be calculated at a rate of $*** per year per route mile. Such maintenance charges shall increase or decrease thereafter based on MFN's actual maintenance costs, as may be agreed by the Parties at the time or, failing such agreement of the Parties, pursuant to the dispute resolution process set forth in this Agreement. NEXTLINK shall pay MFN for Emergency Unscheduled Maintenance on a time and materials basis. If any additional right-of-way fees or other fees are imposed on MFN by the holder of the underlying right-of-way or other third party as a result of the installation or use by NEXTLINK of the Long-Haul Innerduct, NEXTLINK shall pay such additional fees either directly or on a pass-through basis to MFN. For any pass-through payment, NEXTLINK shall have the right to receive evidence reasonably satisfactory to NEXTLINK that such additional fees were actually paid by MFN, or are payable by MFN, with respect to the installation (or use by NEXTLINK) of the Long-Haul Innerduct. If MFN exercises its right under Section 2.5 to include fiber in the Long-Haul Innerduct, NEXTLINK's share of expenses for maintenance and right-of-way fees under this
Section 3.2 shall be reduced Pro Rata. No additional payment shall be required from NEXTLINK for any renewal or extension of the IRU for the Long-Haul Innerduct, but NEXTLINK shall continue to pay for maintenance as required and other fees under this Section 3.2 and shall pay its pro rata share of any increase right-of-way or other fees

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incurred by MFN as a result of such renewal or extension of the right-of-way.

               3.3 Additional Innerduct Payment. In consideration of the grant of any IRU for the Additional Innerduct set forth in Section 2.4, NEXTLINK shall pay MFN a one-time fee equal to $*** per mile, rounded up or down to the nearest mile based on the total number of miles of Additional Innerduct granted to NEXTLINK. This payment shall be paid directly to MFN at the time NEXTLINK accepts delivery of the Additional Innerduct. No monthly charges or other recurring charges shall be due from NEXTLINK in connection with the grant of the IRU with respect to the Additional Innerduct. NEXTLINK shall be responsible for payment of maintenance costs with respect to such Additional Innerduct, by hiring MFN to maintain such Additional Innerduct and paying MFN's reasonable charges for such maintenance. Such maintenance charges shall be calculated at the rate per year per route mile applicable under Section 3.2 at the time. NEXTLINK shall pay MFN for Emergency Unscheduled Maintenance on a time and materials basis. If any additional right-of-way fees or other fees are imposed on MFN by the holder of the underlying right-of-way as a result of the installation (or use by NEXTLINK) of the Additional Innerduct, NEXTLINK shall pay such additional fees either directly or on a pass-through basis to MFN. For any pass-through payment, NEXTLINK shall have the right to receive evidence reasonably satisfactory to NEXTLINK that such additional fees were actually paid by MFN, or are payable by MFN, with respect to the installation of the Additional Innerduct. No additional payment shall be required from NEXTLINK for any renewal or extension of the IRU for the Additional Innerduct, but NEXTLINK shall continue to pay for maintenance as required in this Section 3.3 and shall pay its pro rata share of any increase right-of-way or other fees incurred by MFN as a result of such renewal or extension of the right-of-way.

               3.4 Escrow. Promptly after the execution of this Agreement, the Parties shall enter an Escrow Agreement substantially in the form attached as Exhibit G hereto (the "Escrow Agreement"), with such changes as may be reasonably requested by the Escrow Agent. Pursuant to the Escrow Agreement, NEXTLINK shall make deposits as set forth in this Article III to an escrow account established with First Trust National Association or other escrow agent satisfactory to both Parties (the "Escrow Agent"). The Escrow Agreement shall authorize the Escrow Agent to remit the Escrow Deposit (as defined in the Escrow Agreement), when the conditions precedent to such payments, as provided herein, are satisfied.

               3.5 Payment by MFN. MFN shall pay NEXTLINK for MFN's pro rata share of the additional costs for materials and right-of-way fees and similar fees (other than labor) that NEXTLINK incurs as a result of MFN's exercise of its rights under Section 2.5.

        ARTICLE IV    MAINTENANCE AND REPAIR OF THE NEXTLINK FIBERS

               4.1 Routine Maintenance. Routine maintenance and repair of the NEXTLINK Fibers described in Section 2.1 ("Scheduled Maintenance") shall be performed at MFN's expense by or under the direction of MFN. Scheduled Maintenance shall commence with respect to each segment upon the Acceptance Date for such segment. All scheduled maintenance shall be performed in accordance with industry standards and in compliance with MFN's standard

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maintenance procedures.

               4.2 Unscheduled Maintenance. Non-routine maintenance and repair of the NEXTLINK Fibers which is not included as Scheduled Maintenance ("Unscheduled Maintenance"), shall be performed at MFN's expense (except to the extent caused by the acts or omissions of NEXTLINK) by or under the direction of MFN. Unscheduled Maintenance shall commence with respect to each segment upon the Acceptance Date for such segment. Unscheduled Maintenance shall consist of:

                      (a) "Emergency Unscheduled Maintenance" in response to an alarm identification by MFN's Operations Center, notification by NEXTLINK or notification by any third party of any failure, interruption or impairment in the operation of the NEXTLINK Fibers, or any event imminently likely to cause the failure, interruption or impairment in the operation of the NEXTLINK Fibers.

                      (b) "Non-Emergency Unscheduled Maintenance" in response to any potential service-affecting situation to prevent any failure, interruption or impairment in the operation of the NEXTLINK Fibers.

               NEXTLINK shall promptly report the need for Unscheduled Maintenance to MFN in accordance with procedures promulgated by MFN from time to time. MFN will log the time of NEXTLINK's report, verify the problem and will dispatch personnel promptly (and as provided in Section 4.3) to take corrective action. If NEXTLINK has caused the problem giving rise to the Unscheduled Maintenance, NEXTLINK shall reimburse MFN for MFN's reasonable costs (on a time and materials basis) with respect to such problem.

               4.3 Operations Centers. MFN shall operate and maintain one or more Operations Centers ("OCs") staffed twenty-four hours a day, seven (7) days a week by trained and qualified personnel beginning with the earliest Acceptance Date under this Agreement. Qualified maintenance personnel shall be available for dispatch twenty-four (24) hours a day, seven (7) days week. MFN shall use its best efforts to have its first maintenance representative at the site requiring Emergency Unscheduled Maintenance activity within two (2) hours after the time MFN becomes aware of an event requiring Emergency Unscheduled Maintenance. MFN shall maintain a telephone number through which NEXTLINK may contact personnel at an OC without toll from the New York metropolitan area. MFN's OC personnel shall dispatch maintenance and repair personnel along the system to handle and repair problems detected in the NEXTLINK Fibers, (i) through NEXTLINK's remote surveillance equipment and upon notification by NEXTLINK to MFN, or (ii) upon notification by a third party.

               4.4 Cooperation and Coordination. NEXTLINK shall utilize an Operations Escalation List, as updated from time to time, to report and seek immediate initial redress of exceptions noted in the performance of MFN in meeting maintenance service objectives. NEXTLINK will, as necessary, arrange for escorted access for MFN to all sites of the NEXTLINK Fibers, subject to applicable contractual underlying real property and other third-party limitations and restrictions. In performing its services hereunder, MFN shall take workmanlike care to prevent impairment to the signal continuity and performance of the

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


NEXTLINK Fibers. The precautions to be taken by MFN shall include notification to NEXTLINK. In addition, MFN shall reasonably cooperate with NEXTLINK in sharing information and analyzing the disturbances regarding the cable and/or fibers. In the event that any Scheduled or Unscheduled Maintenance hereunder requires a traffic roll or reconfiguration involving cable, fiber, electronic equipment, or regeneration or other facilities of NEXTLINK, then NEXTLINK shall, at MFN's reasonable request, make such personnel of NEXTLINK available as may be necessary in order to accomplish such maintenance, which personnel shall coordinate and cooperate with MFN in performing such maintenance as required of MFN hereunder. MFN shall use its best efforts to notify NEXTLINK at least five business days prior to the date of any Scheduled Maintenance on any NEXTLINK Fibers and as soon as possible after becoming aware of the need for Unscheduled Maintenance. NEXTLINK shall have the right to be present during the performance of any Scheduled Maintenance on any NEXTLINK Fibers or Unscheduled Maintenance so long as this requirement does not interfere with MFN's ability to perform its obligations under this Agreement. In the event that Scheduled Maintenance is canceled or delayed for whatever reason as previously notified, MFN shall notify NEXTLINK at MFN's earliest opportunity, and will comply with the provisions of the previous sentence to reschedule any delayed activity.

               4.5 Facilities. MFN shall maintain the NEXTLINK Fibers in a manner that will permit NEXTLINK's use, in accordance with the terms and conditions of this Agreement, of the NEXTLINK Fibers and associated facilities required to be provided under the terms of this Agreement. Except to the extent otherwise expressly provided in this Agreement, NEXTLINK will be solely responsible for providing and paying for any and all maintenance of all electronic, optronic and other equipment, materials and facilities used by NEXTLINK in connection with the operation of the NEXTLINK Fibers, none of which is included in the maintenance services to be provided hereunder.

               4.6 Fibers. MFN shall perform appropriate Scheduled Maintenance on the cable containing the NEXTLINK Fibers in accordance with MFN's then current preventative maintenance procedures as agreed to by NEXTLINK, which shall not substantially deviate from standard industry practice. MFN shall maintain sufficient capability to teleconference with NEXTLINK during an Emergency Unscheduled Maintenance in order to provide regular communication during the repair process. When correcting or repairing cable discontinuity or damage, including but not limited to in the event of Emergency Unscheduled Maintenance, MFN shall use reasonable efforts to repair traffic-affecting discontinuity within four (4) hours after the MFN maintenance employee's arrival at the problem site. In order to accomplish such objective, it is acknowledged that the repairs so effected may be temporary in nature. In such event, within twenty-four (24) hours after completion of any such Emergency Unscheduled Maintenance, MFN shall commence its planning for permanent repair, and thereafter promptly shall notify NEXTLINK of such plans, and shall implement such permanent repair within an appropriate time thereafter. Restoration of open fibers on fiber strands not immediately required for service shall be completed on a mutually agreed-upon schedule. If the fiber is required for immediate service, the repair shall be scheduled for the next available Planned Service Work Period ("PSWP"). In performing repairs, MFN shall comply with the splicing specifications as set forth in Exhibit E. MFN shall provide to NEXTLINK any modifications to these specifications as

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may be necessary or appropriate in any particular instance for NEXTLINK's approval, which approval shall not be unreasonably withheld. MFN's representatives that are responsible for initial restoration of a cut cable shall carry on their vehicles the typically appropriate equipment that would enable a temporary splice, with the objective of restoring operating capability in as little time as possible. MFN shall maintain and supply an inventory of spare cable in storage facilities supplied and maintained by MFN at strategic locations to facilitate timely restoration.

               4.7 Planned Service Work Period ("PSWP"). Scheduled Maintenance that is reasonably expected to produce any signal discontinuity must be coordinated between the parties. Generally, this work should be scheduled after midnight and before 6:00 a.m. local time. Major system work such as fiber rolls and hot cuts will be scheduled for PSWP weekends. A calendar showing approved PSWP will be agreed upon in the last quarter of every year for the year to come. The intent is to avoid jeopardy work on the first and last weekends of the month and high-traffic holidays.

               4.8 Restoration. MFN shall use its best efforts to respond to any interruption of service or a failure of the NEXTLINK Fibers to operate in accordance with the specifications set forth in the applicable Exhibits to this Agreement (in any event, an "Outage") as quickly as possible in accordance with the procedures set forth herein. When restoring a cut cable in the NEXTLINK Fibers, the parties agree to work together to restore all traffic as quickly as possible. MFN, promptly upon arriving on the site of the cut, shall determine the course of action to be taken to restore the cable and shall begin restoration efforts. MFN shall splice fibers tube by tube or ribbon by ribbon, rotating between tubes or ribbons operated by any fiber lessees or holders of IRUs (collectively, "Interest Holders"), including NEXTLINK, in accordance with the following described priority and rotation mechanics; provided that, lit fibers in all buffer tubes or ribbons shall have priority over any dark fibers in order to allow transmission systems to come back on line; and provided further that MFN will continue such restoration efforts until all lit fibers in all buffer tubes or ribbons are spliced and all traffic restored. In general, priority among Interest Holders affected by a cut shall be determined on a rotating restoration-by-restoration and segment-by-segment basis, to provide fair restoration to all Interest Holders. However, MFN shall establish a Priority Customer Grouping ("PCG") which will receive, whenever possible, priority in the restoration of tubes or ribbons that affect their use of MFN facilities. NEXTLINK shall be a member of the PCG. The goal of emergency restoration splicing shall be to restore service as quickly as possible. This requires the use of some type of mechanical splice, such as the "3M Fiber Lock" to complete the temporary restoration. Permanent restorations will take place as soon as possible after the temporary splice is complete.

               4.9 Standards; Subcontracting. All Scheduled Maintenance shall be performed in accordance with industry standards and in compliance with the Standards observed by MFN in its maintenance on any other similar MFN assets. MFN may subcontract any of the maintenance services hereunder; provided that MFN shall require the subcontractor(s) to perform in accordance with the requirement and procedures set forth herein and all applicable industry standards. The use of any such subcontractor shall not relieve MFN of any of its obligations hereunder.

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               4.10 Fiber Replacement. In the event all or any part of the
NEXTLINK Fibers shall require replacement during the term of this Agreement, such replacement shall be made as soon as reasonably practical, at MFN's sole cost and expense; except, however, if the replacement of the NEXTLINK Fibers is required as a result of the acts or omissions of NEXTLINK, MFN shall make such replacement at NEXTLINK's cost and expense on a time and materials basis.

               4.11 Outages. During the Term of this Agreement, MFN shall refund to NEXTLINK, the amounts set forth in Exhibit H hereto, as compensation for "Outages." Payment of such amounts shall be NEXTLINK's sole remedy for such Outages. For the purposes of this Agreement, an Outage is the complete interruption of service over any fiber circuit in the NEXTLINK Fibers, whether or not due to the physical damage or severance of such fiber circuit; except that no interruption of service caused in whole or in part by the negligent act or omission or willful misconduct of NEXTLINK shall constitute an Outage.

               4.12 Replacement Maintenance. For any isolated incident wherein MFN has failed to cure an Outage within the time frames stated in this Agreement or on an Exhibit to this Agreement, or has failed to otherwise perform its maintenance obligations as required under this Agreement, NEXTLINK may (after notice to MFN, which may be oral if the circumstances so require) secure the services of the contractor selected in advance by MFN for the purposes of repairing and maintaining the NEXTLINK Fibers, the Long-Haul Innerduct or the Additional Innerduct (as the case may be) at such location at MFN's expense.

        ARTICLE V     PERMITS, ACCESS, AND REQUIRED RIGHTS-OF-WAY

               5.1 MFN represents and warrants that it has obtained or will obtain all regulatory approvals, franchises, permits, orders, consents, and rights-of-way, either by contract or through a franchise, and all other rights necessary to be obtained by MFN to enable its provision of the NEXTLINK Fibers and the grant of the IRU for the Long-Haul Innerduct and the Additional Innerduct (all of which are herein collectively referred to as the "Rights-of-Way"). If any provision in the Right-of-Way would in the reasonable judgment of MFN, have an adverse impact on NEXTLINK, MFN shall, on or before the Acceptance Date for each segment of NEXTLINK Fibers, Long-Haul Innerduct or Additional Innerduct, provide NEXTLINK with a copy or, in MFN's discretion, a reasonably-detailed summary of all Rights-of-Way applicable to such segment of the MFN System accepted. MFN shall exercise reasonable efforts to obtain any necessary consent of any third party to the disclosure of such Rights-of-Way. MFN shall use commercially reasonable efforts to cause such Rights-of-Way to remain effective through the Term and any extensions (or to replace such Right-of-Way with suitable replacement Right-of-Way). MFN shall in no event be required to extend any Right-of-Way other than the first ten-year renewal option pursuant to MFN's agreement with Conrail dated February 24, 1997, as amended. In the event that any Rights-of-Way are discontinued and not replaced and the loss of such Rights-of-Way adversely affects the use of the NEXTLINK Fibers, the Long-Haul Innerduct, or the Additional Innerduct, MFN shall issue a rebate to NEXTLINK. The amount of the rebate shall be the pro rata portion of the payment allocable to the remainder of the term, in proportion to the number of fiber miles (or route miles in the case of Long-Haul Innerduct or

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Additional Innerduct).

        ARTICLE VI    RELOCATION OF THE MFN SYSTEM AND THE NEXTLINK FIBERS

               6.1 If MFN receives notice of any request, intent, or plan by any third party, including, but not limited to, a governmental entity, to relocate any segment of MFN's fiber network used in the provision of the NEXTLINK Fibers, the Long-Haul Innerduct or the Additional Innerduct, MFN shall notify NEXTLINK of such request, intent, or plan and shall consult with NEXTLINK regarding proceedings and negotiations involving such proposed relocation and communicate with NEXTLINK regarding the status of such proceedings and negotiations. If MFN is required by any such third party to relocate any segment of MFN's fiber network used in providing the NEXTLINK Fibers, the Long-Haul Innerduct or the Additional Innerduct, MFN shall give NEXTLINK at least sixty (60) days' (or such lesser period of notice that MFN may have received) prior written notice of any such relocation ("Relocation Notice"). Along with the Relocation Notice, MFN shall provide an estimate of the cost of such relocation. MFN shall relocate the NEXTLINK Fibers, the Long-Haul Innerduct or the Additional Innerduct (as the case may be), and, to the extent MFN is not reimbursed for the cost of such relocation by a third party, governmental entity or otherwise, NEXTLINK shall pay its Pro Rata share of the costs associated with the relocation of the NEXTLINK Fibers, the Long-Haul Innerduct or the Additional Innerduct (as the case may be); except, however, to the extent that the factors causing such relocation are under MFN's control. MFN shall use its reasonable best efforts to secure an agreement for reimbursement from any third party, governmental entity or otherwise, requiring any relocation of the MFN System and the NEXTLINK Fibers, the Long-Haul Innerduct or the Additional Innerduct.

        ARTICLE VII   CONDEMNATION

               7.1 Participation in Proceedings. In the event any portion of the MFN System, the NEXTLINK Fibers, the Long-Haul Innerduct, the Additional Innerduct, and/or the Rights-of-Way in or upon which they shall have been installed, become the subject of a condemnation proceeding which is not dismissed within one hundred eighty (180) days of the date of filing of such proceeding and which could reasonably be expected to result in a taking by any governmental agency or other party cloaked with the power of eminent domain for public purpose or use, both parties shall be entitled, to the extent permitted under applicable law, to participate in any condemnation proceedings to seek to obtain compensation by either joint or separate awards for the economic value of their respective interests in the portion of the MFN System subject to such condemnation.

               7.2 Notice. Upon its receipt of a formal notice of condemnation or taking, MFN shall notify NEXTLINK immediately of any condemnation proceeding filed against the MFN System, including the NEXTLINK Fibers, the Long-Haul Innerduct, the Additional Innerduct, and/or the Rights-of-Way in or upon which the NEXTLINK Fibers, Long-Haul Innerduct and/or Additional Innerduct shall have been installed. MFN shall also notify NEXTLINK of any similar threatened condemnation proceeding and agrees not to sell the NEXTLINK Fibers, the

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


Long-Haul Innerduct, the Additional Innerduct, and/or Rights-of-Way to such acquiring agency, authority or other party in lieu of condemnation without prior written notice of ten (10) business days to NEXTLINK.

        ARTICLE VIII  USE OF THE NEXTLINK FIBERS

               8.1 Repair by MFN. NEXTLINK shall not, by itself or by or through any agent or contractor, make any repair or replacement of the NEXTLINK Fibers or any other equipment owned by MFN except as provided in Section 4.12 herein.

               8.2 Compliance with Law. NEXTLINK shall not use the NEXTLINK Fibers, the Long-Haul Innerduct or the Additional Innerduct in any way that fails to comply with any applicable federal, state or local code, ordinance, law, rule, regulation or restriction or any policy of insurance.

               8.3 Use. For a period of seven years after MFN's receipt of payment of all amounts due under Sections 3.1 and 3.2 of this Agreement, (a) NEXTLINK shall not, directly or indirectly, sublease, condo, sublicense or wholesale the NEXTLINK Fibers, the Long-Haul Innerduct, the Additional Innerduct, or any fibers deployed in such innerduct, to any third party that is not directly or indirectly majority-owned, controlled or operated under a management agreement by NEXTLINK or by Craig O. McCaw (a "Permitted Assignee") unless the traffic on such NEXTLINK Fibers or carried on fibers in such Long-Haul Innerduct or Additional Innerduct is distributed through the transmission and switching equipment of NEXTLINK or a Permitted Assignee; (b) NEXTLINK shall ensure that the NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct shall be utilized solely for its business purposes and the business purposes of any Permitted Assignee; and (c) NEXTLINK shall not, in any event, sublease, condo, sublicense or wholesale to any third party other than a Permitted Assignee any dark fiber-optic capacity or any lit fiber-optic capacity on any fibers contained in the Long-Haul Innerduct or the Additional Innerduct unless such lit fiber optic capacity is distributed through the transmission and switching equipment of NEXTLINK or a Permitted Assignee. NEXTLINK shall not (even after the expiration of the seven-year period stated above) sublease, condo, sublicense or wholesale to any third party other than a Permitted Assignee any dark or lit fiber-optic capacity on the NEXTLINK Fibers, unless such lit fiber optic capacity is distributed through the transmission and switching equipment of NEXTLINK or a Permitted Assignee. For purposes of this Agreement, a "management agreement" means an agreement under which the manager has management control over the business operations of the entity in question, whether by virtue of a management agreement, management provisions in a limited liability company agreement or partnership agreement, or by other agreement. In the event of a sale of an entity that was directly or indirectly majority-owned, controlled or operated under a management agreement by Craig O. McCaw, with the result that such ownership, control and management conditions are no longer met, such entity shall have the right, without any payment to MFN, to transfer the NEXTLINK Fibers, Long-Haul Innerduct and/or Additional Innerduct at issue back to NEXTLINK or a Permitted Assignee. As an alternative to such transfer, NEXTLINK or the purchasing entity shall pay to MFN a fee calculated as follows: for a sale of the entity during the first five years after the commencement of the Term, a fee equal to $*** per fiber mile; for a sale

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
of the entity during the next five years, a fee equal to $*** per fiber mile; for a sale of the entity during the next five years, a fee equal to $*** per fiber mile; and for a sale of the entity thereafter, no fee. The purchasing entity shall nonetheless continue to be bound by the provisions of this Section 8.3.

        ARTICLE IX    OWNERSHIP OF THE NEXTLINK FIBERS

               9.1 NEXTLINK shall have an undivided exclusive leasehold interest in the NEXTLINK Fibers. NEXTLINK shall have undivided, absolute legal title to ownership in the fibers installed in the Long-Haul Innerduct and the Additional Innerduct. MFN shall have an undivided exclusive leasehold interest in any fibers installed for MFN in the Long-Haul Innerduct pursuant to Section 2.5. MFN shall have undivided, absolute legal title to ownership in the MFN System, including the NEXTLINK Fibers, the Long-Haul Innerduct and the Additional Innerduct. The Parties shall not make any representation to any third party that is contrary to the terms of this Section 9.1.

        ARTICLE X     REPRESENTATIONS, WARRANTIES AND COVENANTS

               10.1 Compliance with Specifications. MFN represents and warrants that the NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct have been or will be constructed substantially as represented in the applicable Exhibit to this Agreement, and warrants that for the Term of this Agreement, the NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct shall comply with the parameters of the specifications set forth in the Exhibits hereto; provided, however, that such warranties shall in no way be deemed to be a limitation on or in derogation of MFN's obligations under Article IV herein. MFN represents and warrants that the Long-Haul Innerduct and the Additional Innerduct will be of a size sufficient to contain 432 strands of ribbon fiber and that the NEXTLINK Fibers, the Long-Haul Innerduct and the Additional Innerduct will conform in all material respects to the as-builts delivered by MFN under this Agreement from time to time.

               10.2 Limitations. EXCEPT AS EXPRESSLY PROVIDED IN THE FOREGOING
SECTION 10.1, MFN MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE MFN SYSTEM, NEXTLINK FIBERS, LONG-HAUL INNERDUCT AND ADDITIONAL INNERDUCT, DEMAND MAINTENANCE, AND SCHEDULED MAINTENANCE THEREON. IN NO EVENT SHALL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, INCLUDING THOSE BASED ON LOSS OF REVENUES, PROFITS, OR BUSINESS OPPORTUNITIES, WHETHER OR NOT SUCH PARTY HAD OR SHOULD HAVE HAD ANY KNOWLEDGE, ACTUAL OR CONSTRUCTIVE, THAT SUCH DAMAGES MIGHT BE INCURRED.

               10.3 Authority of MFN. MFN represents and warrants to NEXTLINK that it has full corporate power and authority to execute and deliver this Agreement and to consummate the

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transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by MFN have been duly and validly authorized by all necessary corporate action on the part of MFN.

               10.4 Authority of NEXTLINK. NEXTLINK represents and warrants to MFN that it has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by NEXTLINK have been duly and validly authorized by all necessary corporate action on the part of NEXTLINK.

               10.5 MFN Compliance. MFN represents and warrants to NEXTLINK that MFN is in compliance in all material respects with all laws, regulations and agreements (including franchises and right-of-way agreements) applicable to its construction and operation of the MFN System. MFN shall perform all of its obligations under all right-of-way agreements applicable to the MFN System and shall promptly notify NEXTLINK of any default, or the assertion by a third party of the existence of any default, under any franchise, right-of-way agreement or other agreement material to the MFN System or the operation of the NEXTLINK Fibers. MFN has obtained and holds (or will, subject to the second paragraph of Section 2.3 and Section 5.1, obtain and hold) all permits, licenses, right-of-way agreements and approvals necessary to perform its obligations under this Agreement and to operate the MFN System as presently conducted and as contemplated by this Agreement in accordance with applicable law. Except as provided in Section 2.3 with respect to the consent of underlying right-of-way holders, neither the execution nor performance of this Agreement nor the delivery of the NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct contemplated hereby conflict with or result in a breach or violation of any provision of MFN's franchise or applicable law. There is no action, suit, investigation, claim, arbitration, or litigation pending, or to MFN's knowledge, threatened against, affecting, or involving MFN or the operation of the NEXTLINK Fibers, the Long-Haul Innerduct, or the Additional Innerduct at law or in equity or before any court, arbitrator, or governmental authority that is reasonably likely to result in a material adverse effect on MFN's performance of its obligations under this Agreement or the operation of the NEXTLINK Fibers, the Long-Haul Innerduct, or the Additional Innerduct. MFN is not in default in any material respect of any contract with a third party that is reasonably likely to result in a material adverse effect on MFN's performance of is obligations under this Agreement or on the operation by NEXTLINK of the NEXTLINK Fibers, the Long-Haul Innerduct, and the Additional Innerduct.

               10.6 NEXTLINK Compliance. NEXTLINK represents and warrants to MFN that NEXTLINK is in compliance in all material respects with all laws and regulations applicable to the operation of the business it intends to pursue through the use of the NEXTLINK Fibers, the Long-Haul Innerduct and the Additional Innerduct. NEXTLINK has obtained or will obtain all permits, licenses, and approvals necessary to perform its obligations under this Agreement and to conduct its business as contemplated by this Agreement, in accordance with applicable law. Neither the execution nor performance of this Agreement nor the Acceptance of the NEXTLINK Fibers, Long-Haul Innerduct or Additional Innerduct contemplated hereby conflict with or result in a breach or violation of any provision of applicable law. There is no action, suit, investigation, claim, arbitration, or litigation pending, or to NEXTLINK's knowledge, threatened against,

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


affecting, or involving NEXTLINK at law or in equity or before any court, arbitrator, or governmental authority that is reasonably likely to result in a material adverse effect on NEXTLINK's performance of its obligations under this Agreement. NEXTLINK is not in default in any material respect of any contract with a third party that is reasonably likely to result in a material adverse effect upon NEXTLINK's performance of its obligations under this Agreement.

               10.7 No Broker. NEXTLINK and MFN each represent and warrant to the other that it has not retained any broker, finder, investment banker or other similar person or entity who is entitled to any brokerage fee, finder's fee or other similar fee or commission in connection with the transactions described in this Agreement.

        ARTICLE XI    TAXES

               11.1 For purposes of this Agreement, "Taxes" shall include license, permit or franchise fees and sales and use taxes imposed by any governmental entity. NEXTLINK shall be responsible for, and shall timely pay, any and all Taxes imposed with respect to this Agreement upon NEXTLINK. MFN shall be responsible for, and shall timely pay, any and all Taxes imposed with respect to this Agreement upon MFN. Notwithstanding the foregoing, all sales and use taxes assessed on transactions contemplated by this Agreement shall be borne by the grantee of any IRU or lessee of any lease.

               11.2 If at any time any Tax is imposed on, assessed against or borne by either NEXTLINK or MFN with respect to this Agreement, NEXTLINK or MFN, as the case may be, shall have the right to protest, by appropriate proceedings, the imposition or assessment of any such Tax. In such event, NEXTLINK or MFN, as the case may be, shall be responsible for such payments and shall indemnify and hold the other Party harmless from and against any liability, expense, legal action or cost, including reasonable attorneys' fees, resulting from the exercise of its rights under this Section 11.2. In the event of any refund, rebate, reduction or abatement of any such Tax, the Party who was responsible for paying such Tax shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement.

        ARTICLE XII   LIABILITY

               12.1 Limitations. Neither NEXTLINK nor MFN shall be liable to the other for any indirect, special, punitive, or consequential damages (including, but not limited to, any claim from any customer for loss of services) arising under this Agreement or from any breach or partial breach of the provisions of this Agreement or arising out of any act or omission of either Party hereto, its employees, servants, contractors and/or agents. Both MFN and NEXTLINK shall use their reasonable best efforts to include in any agreement with any third party relating to the use of the MFN System or the NEXTLINK Fibers a waiver by such third party of any claim for indirect, special, punitive, or consequential damages (including, but not limited to, any claim from any client or customer for loss of services) arising out of or as a result of any act or omission by either Party hereto, its employees, servants, contractors and/or agents. Nothing in this paragraph shall limit NEXTLINK's right to receive liquidated damages on the terms stated

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


on the Exhibits to this Agreement.

               12.2 Indemnity. Each Party agrees to indemnify, defend, protect and save the other harmless from and against any claim, damage, loss, liability, cost, and expense (including reasonable attorney's fees) in connection with any personal injury or other tortious act, including death, loss, or damage to any property or facilities of any party (including MFN, NEXTLINK, or any other party operating or using any part of the MFN System or the NEXTLINK Fibers, Long-Haul Innerduct or Additional Innerduct) arising out of or resulting in any way from the acts or omissions to act, negligent or otherwise, of such party, its employees, servants, contractors, and/or agents in connection with the exercise of its rights and obligations under the terms of this Agreement or any breach by such party of any obligation contained herein.

               12.3 Third Parties. Nothing contained herein shall operate as a limitation on the right of either Party hereto to bring an action for damages, including consequential damages, against any third party based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation, or use of the MFN System or the NEXTLINK Fibers; provided, however, that each Party hereto shall assign such rights or claims, execute such documents, and do whatever else may be reasonably necessary to enable the injured Party to pursue any such action against such third party.

        ARTICLE XIII  INSURANCE

               13.1 Each Party shall, at its own expense, secure and maintain in force, throughout the Term, general liability insurance, with competent and qualified issuing insurance companies, such that the total available limits to all insureds will not be less than three million dollars ($3,000,000.00) in respect of injuries to or death of any one person and not less than five million dollars ($5,000,000.00) in respect of injuries to or death of any number of persons aggregated for any one occurrence and not less than three million dollars ($3,000,000.00) in respect of damage to or loss of use of property in any one occurrence, and worker's compensation and employer's liability insurance as required by the laws all applicable government entities. Such insurance may be provided in policy or policies, primary and excess, including the so-called umbrella or catastrophe forms. The undertaking with respect to insurance shall not relieve either Party of its obligation in Article XII. In addition, each Party shall comply with the insurance requirements in any underlying right-of-way agreements (provided that such Party has knowledge of such requirements).

        ARTICLE XIV   FORCE MAJEURE

               14.1 The obligations of the Parties hereto are subject to force majeure and neither Party shall be in default under this Agreement if any failure or delay in performance is caused by any factor beyond such Party's reasonable control, including but not limited to such as strike or other labor problems; accidents; acts of God; fire; flood; adverse weather conditions; material or facility shortages or unavailability not resulting from such Party's failure to timely place orders therefor; lack of transportation; the imposition of any governmental codes, ordinances, laws, rules, regulations or restrictions; condemnation or the exercise of rights of eminent domain; war

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or civil disorder.

        ARTICLE XV    DEFAULT

               15.1 Defaults. Neither Party shall be in default under this Agreement, or in breach of any provision hereof unless and until the other Party shall have given it written notice of such breach and it shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such breach cannot reasonably be cured within such thirty
(30) day period, if the defaulting Party shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such breach shall be extended for such period of time as may be necessary to complete such curing up to a maximum cure period of 180 days. Upon the failure by the defaulting Party to timely cure any such breach after notice thereof from the other Party, the non-defaulting Party shall have the right, in its sole discretion, to take such action as it may determine to be necessary to cure the breach, to terminate this Agreement with respect to the segment or segments of the NEXTLINK Fibers, Long-Haul Innerduct or Additional Innerduct adversely affected by such default, and to recover damages subject to the limitations stated in this Agreement. If this Agreement is terminated by NEXTLINK pursuant to this Section, in addition to other remedies, NEXTLINK may cease payment of any charges that would thereafter become payable under this Agreement with respect to the segment or segments as to which this Agreement is terminated.

               15.2 Remedies Not Exclusive. Subject to Section 12.1 and except as provided in Section 4.11 with respect to Outages and except with respect to liquidated damages payments made by MFN under this Agreement (which shall, in each case, be NEXTLINK's exclusive remedy), no remedy provided for herein is intended to be exclusive, but each remedy shall be cumulative and in addition to and may be exercised concurrently with any other remedy available to MFN or NEXTLINK at law or in equity.

        ARTICLE XVI   CONFIDENTIALITY

               16.1 Confidentiality. The Parties acknowledge and agree that the information each Party has provided or will provide in connection with this Agreement, including, without limitation, the terms and conditions of this Agreement, are and shall be confidential and proprietary to the Party providing such information (the "Providing Party"). The Party in receipt of confidential information (the "Receiving Party") agrees not to use or disclose to any third party the confidential information of the Providing Party except as required for performance of its obligations under this Agreement. Each Party shall restrict dissemination of confidential information to only those persons in its respective organization who must have access to such confidential information in order to perform its obligations under this Agreement. Neither Party shall be required to hold confidential any information which becomes publicly available other than through the Receiving Party; which is independently developed by the Receiving Party; which becomes available to the Receiving Party without restriction from a third party; with respect to which the Providing Party consents to the disclosure by the Receiving Party; or with respect to which a court, administrative agency, or other governmental body with jurisdiction over the Receiving Party orders the disclosure, provided that in such circumstances the Receiving

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
Party first provides the Providing Party with notice of such required disclosure and takes reasonable steps to allow the Providing Party to seek a protective order with respect to the confidential information. The Receiving Party will cooperate and assist the Providing Party in connection with such protective order at the Providing Party's request.

               16.2 Existing Agreement. The provisions of this Article XVI shall be subject to and superseded by any separate confidentiality agreement between the Parties, whether now existing or later entered into.

               16.3 Permitted Disclosures. Notwithstanding the other provisions of this Article XVI and without waiver of any obligations hereunder, MFN may disclose the identity of NEXTLINK as a customer of MFN and NEXTLINK may disclose the identity of MFN as a supplier of NEXTLINK, and each Party may disclose the length of the Term of this Agreement, the number of route miles provided pursuant to this Agreement, the route of the NEXTLINK Fibers, Long-Haul Innerduct and Additional Innerduct, and the total consideration payable by NEXTLINK under this Agreement. Except when an immediate disclosure is required by law, the Parties shall confer about any proposed disclosure in advance of the disclosure.

               ARTICLE XVII  NOTICES

               17.1 Notices. Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed as follows:

               If to MFN:

                      Metromedia Fiber Network, Inc.
                      c/o Metromedia Fiber Network Services, Inc.
                      Suite 1502
                      110 East 42nd Street
                      New York, New York  10018
                      Fax:  (212) 687-9188
                      Attention: Chief Executive Officer and Vice President Legal Affairs

                      With a copy to:

                      Rubin Baum Levin Constant & Friedman
                      30 Rockefeller Plaza
                      29th Floor
                      New York, New York 10112
                      Fax: (212) 698-7825
                      Attention: Barry A. Adelman, Esq.

               If to NEXTLINK:

                      NEXTLINK Communications, Inc.
                      155 108th Avenue, N.E.

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
                      Bellevue, Washington
                      Fax:  (425) 519-8910
                      Attention:  General Counsel

                      With a copy to:

                      Davis Wright Tremaine
                      1300 S.W. Fifth Avenue, Suite 2300
                      Portland, OR 97201
                      Fax: (503) 778-5299
                      Attention: Jay D. Hull

or at such other address as may be designated in writing to the other Party.

               17.2 Date of Delivery. Unless otherwise provided herein, notices shall be sent by certified U.S. Mail, return receipt requested, or by commercial overnight delivery service, or by facsimile, and shall be deemed delivered: if sent by U.S. Mail, five (5) days after deposit; if sent by facsimile, upon verification of receipt; or, if sent by commercial overnight delivery service, one (1) business day after deposit.

        ARTICLE XVIII ASSIGNMENT; SUCCESSION

               18.1 Assignment by NEXTLINK. NEXTLINK shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without the prior written consent of MFN. NEXTLINK shall remain secondarily liable for all payments and other performance due under this Agreement after assignment. Without such consent, NEXTLINK shall have the right to assign, sublet, or otherwise transfer this Agreement, in whole or in part, to any parent, subsidiary or affiliate of NEXTLINK which shall control, be under the control of, or be under common control with NEXTLINK, any entity that purchases all or substantially all of the assets of NEXTLINK, or any entity formed by the merger of NEXTLINK and another entity. Any such assignee shall be subject to the terms of this Agreement, including Section 8.3.

               18.2 Assignment by MFN. MFN shall not assign or otherwise transfer this Agreement, in whole or in part, to any other party without to the prior written consent of NEXTLINK. MFN shall remain secondarily liable for all payments and other performance due under this Agreement after assignment. Without such consent, MFN shall have the right to assign or otherwise transfer this Agreement to any parent, subsidiary or affiliate of MFN which shall control, be under the control of, or be under common control with MFN, any entity which purchases all or substantially all of the assets of MFN, or any entity formed by the merger of MFN and another entity. Any such assignee shall be subject to the terms of this Agreement.

               18.3 Assignment for Security Purposes. Except to the extent such assignment is prohibited by any right-of-way agreement relevant to this Agreement, the Parties shall also have the right to assign this Agreement and their respective rights under this Agreement as collateral for indebtedness incurred by such Party in favor of a bank or other institutional creditor, if such

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
assignment is part of a grant of a security interest in additional assets of such Party. The creditor shall be required to agree, as of the grant of such assignment for security purposes, that such assignment is subject to the terms applicable rights-of-way and to the terms of this Agreement, which shall be binding on the creditor and on any entity acquiring an interest in this Agreement as a result of the foreclosure of such assignment for security purposes.

               18.3 Binding Agreement. Subject to the provisions of this Article XVIII, this Agreement, and each of the Parties' respective rights and obligations hereunder, shall be binding upon and shall inure to the benefit of the Parties hereto and each of their respective permitted successors and assigns.

        ARTICLE XIX   GOVERNING LAW

               19.1 This Agreement shall be interpreted and construed in accordance with the internal laws of the State of New York without giving effect to its principles of conflicts of laws.

        ARTICLE XX    DISPUTE RESOLUTION

               20.1 Dispute Resolution. Any claims or disputes arising under the terms and provisions of this Agreement, or any claims or disputes which the Parties are unable to resolve to their mutual satisfaction within thirty (30) calendar days (or such longer period as may be mutually agreed upon) from the date that either Party notifies the other in writing that such claim or dispute exists, shall be settled in New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the dispute. The written notice shall contain a concise statement of the claim or issue in dispute, together with relevant facts and data to support the claim. The arbitrator(s) shall be bound by the limits on damages set forth in this Agreement. The decision of the arbitrator(s) shall be final and binding upon the Parties if based upon written findings of law and fact. The arbitrator(s) shall be empowered to order injunctive relief and either Party may obtain judgment on the decision of the arbitrator(s) in a court of competent jurisdiction. Each Party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), will be shared equally by the parties hereto unless the award otherwise provides.

               20.2 Continuing Performance. During arbitration proceedings under this Article, MFN shall continue to provide the NEXTLINK Fibers, the Long-Haul Innerduct and the Additional Innerduct pursuant to this Agreement and NEXTLINK shall continue to make payments in accordance with this Agreement.

        ARTICLE XXI   ENTIRE AGREEMENT

               21.1 This Agreement, and any Exhibits attached hereto or to be attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, understandings, and agreements with respect hereto, whether oral or written.

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        ARTICLE XXII  MISCELLANEOUS

               22.1 Headings. The headings of the Articles in this Agreement are strictly for convenience and shall not in any way be construed as amplifying or limiting any of the terms, provisions, or conditions of this Agreement.

               22.2 Severability. In the event any term of this Agreement shall be held invalid, illegal, or unenforceable in whole or in part, neither the validity of the remaining part of such term nor the validity of the remaining terms of this Agreement shall in any way be affected thereby.

               22.3 Amendments. This Agreement may be amended only by a written instrument executed by the Parties.

               22.4 Waiver. No failure to exercise and no delay in exercising, on the part of either party hereto, any right, power, or privilege hereunder shall operate as a waiver hereof, except as expressly provided herein.

               22.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement is the joint work product of both parties and, in the event of ambiguity no presumption shall be imposed against any party by reason of document preparation.

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
        IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

METROMEDIA FIBER NETWORK, INC.                NEXTLINK Communications, Inc.


/s/ Howard M. Finkelstein                     /s/ James F. Voelker
-------------------------------------         ----------------------------------
By:  Howard M. Finkelstein, President         By:  James F. Voelker, President

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